Exhibit 10(iii).15

SAFEWAY INC.

AMENDED AND RESTATED

AGREEMENT WITH STEVEN A. BURD

FOR

SUPPLEMENTAL RETIREMENT BENEFIT

Preamble

This Agreement for a supplemental retirement benefit (this “Agreement”), effective as of March 10, 2005, has been amended and restated retroactive to its effective date and is entered into by and between Safeway Inc., a Delaware corporation (the “Company”) and Steven A. Burd (the “Executive”). This Agreement is intended to be an unfunded deferred compensation arrangement for a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). This Agreement is intended to comply with the rules under Section 409A of the Internal Revenue Code of 1986 (the “Code”).

Capitalized terms, unless defined in this Agreement, shall have the meanings assigned to them in the Employee Retirement Plan of Safeway Inc. and its Domestic Subsidiaries (the “Retirement Plan”).

Recitals

WHEREAS, the Executive renders services to the Company as its President and Chief Executive Officer; and,

WHEREAS, the Company, in order to retain the services of the Executive both on its own behalf and on behalf of its affiliated companies, desires to provide a supplemental retirement benefit to the Executive on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the foregoing premises, the Company and the Executive agree as follows:

1. Supplemental Retirement Benefit. The Company agrees to pay the Executive upon his Separation from Service (as defined below) from the Company and its affiliates an annual supplemental retirement benefit (the “Supplemental Retirement Benefit”) equal to 50% of the Executive’s Final Average Compensation, subject to incremental increases of 1% of Final Average Compensation for each full Year of Service after the Executive attains age 55, to a maximum of 60% of Final Average Compensation. For purposes of this Agreement, “Final Average Compensation” shall mean the average of the Executive’s base salary and bonus for the 5 consecutive years during his final 10 Years of Service during which the total of his base salary and bonus was the highest.

2. Offset. The amount of the Supplemental Retirement Benefit as determined under Section 1 shall be offset by (i) the Executive’s benefits under the Retirement Plan, (ii) the amount calculated in Exhibit A, which represents his benefit under Retirement Restoration Plan of Safeway Inc. (which was frozen as of December 31, 2004) and (iii) any benefit payable under the

Retirement Restoration Plan II of Safeway Inc. (“Restoration Plan II”). The amount calculated under Exhibit A is not subject to change and cannot be calculated in any manner other than the manner set forth therein. All offsets described in this Section 2 shall be calculated as the single life annuity amounts under the terms of each respective plan which would be payable at the same time as the benefit under this Agreement.

3. Vesting. The Executive shall at all times be 100% vested in his Supplemental Retirement Benefit; provided, however, that the Supplemental Retirement Benefit shall be forfeited immediately upon the Executive’s discharge from employment with the Company for “Cause” (as defined below). In that event, the Executive will have no right to receive any compensation in respect of his forfeited Supplemental Retirement Benefit under this Agreement. For purposes of this Agreement, “Cause” shall mean: (i) the Executive’s act of fraud, dishonesty, misappropriation, illegal conduct, or gross misconduct that has a material impact on the assets or reputation of the Company; or (ii) the Executive’s conviction of or plea of nolo contendere to a felony or misdemeanor involving moral turpitude and materially impacting the Company.

4. Time and Form of Distribution. The Supplemental Retirement Benefit shall be paid in the same form and at the same time as the benefit payable to the Executive under Retirement Restoration Plan II.

5. Unfunded.

(a) The Company intends to set aside such amounts as are necessary to provide the Executive with his Supplemental Retirement Benefit. While the Company shall set aside amounts which, based on certain assumptions, are intended, together with investment earnings thereon, to be sufficient to provide the Supplemental Retirement Benefit to the Executive, the Company does not guarantee that such amounts shall be set aside each year.

(b) All amounts set aside by the Company to meet its obligations under this Agreement shall remain part of the general assets of the Company and shall remain subject to the claims of the general creditors of the Company until paid to the Executive (or his beneficiary, if applicable).

(c) The right of the Executive or his beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company, and neither the Executive nor his beneficiary shall have any rights in or against the Supplemental Retirement Benefit or any other specific assets of the Executive. All amounts set aside to fund the Supplemental Retirement Benefit shall constitute general assets of the Company and may be disposed of by the Company at such time and for such purposes as it may deem appropriate. Nothing contained in this Agreement shall be deemed to create a trust of any kind for the benefit of the Executive or his beneficiaries or to create any fiduciary relationship between the Company and the Executive or his beneficiaries.

6. No Employment Rights. This Agreement does not confer upon the Executive the right to be retained in the Company’s employ, and the Executive shall remain subject to discharge, discipline and termination to the same extent as if this Agreement did not exist. This Agreement creates no rights or obligations other than those expressed herein.

7. Amendment and Termination.

The Company may at any time amend or terminate this Agreement, in whole or in part, without the consent of the Executive or his beneficiary. No amendment, however, shall reduce the Executive’s Supplemental Retirement Benefit under the terms of this Agreement as in effect immediately prior to the amendment or termination.

8. Miscellaneous Provisions.

(a) No Assignment or Transfer. No right or interest of any kind in the Supplemental Retirement Benefit shall be transferable or assignable by the Executive or his beneficiary, or be subject to alienation, encumbrance, garnishment, attachment, execution or levy of any kind, voluntary or involuntary. This prohibition shall not apply to the creation, assignment or recognition of a right to any interest payable hereunder with respect to the Executive pursuant to a domestic relations order that satisfies the requirements of a qualified domestic relations order (“QDRO”) (as that term is defined in Section 414(p) of the Code) as if this Agreement were qualified under Section 401(a) of the Code. Payment pursuant to such domestic relations order may be made as soon as administratively feasible following determination by the Company that said order satisfies the requirements of a QDRO.

(b) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto in respect of the Supplemental Retirement Benefit. This Agreement supersedes and replaces in its entirety all prior oral and written agreements, understandings, commitments, and practices between the parties with respect to the Supplemental Retirement Benefit.

(c) Administration. The Company shall have full power and authority (subject to the provisions of this Agreement) to make determinations under, and issue interpretations of, this Agreement as it may deem necessary or advisable, in its sole discretion. Decisions of the Company shall be final and binding on the Executive and the Executive’s beneficiaries.

(d) Claims.

(i) Notice of Denial. If the Executive submits a claim for payment of benefits under this Agreement and the Company determines that the Executive is not eligible for payment of benefits or, if applicable, is not eligible for payment of benefits in the amount requested, then the Company shall, within a reasonable period of time, but no later than 90 days after receipt of the written claim, notify the Executive of the denial of the claim. Such notice of denial: (1) shall be in writing; (2) shall be written in a manner calculated to be understood by the Executive; and (3) shall contain: (A) the specific reason or reasons for denial of the claim; (B) a specific reference to the pertinent provisions of this Agreement or administrative rules and regulations upon which the denial is based; (C) a description of any additional material or information necessary for the Executive to perfect the claim; and (D) an explanation of this Agreement’s appeal procedures and the time limits applicable to such procedures, including a statement of the Executive’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.

(ii) Reconsideration Procedures. Within 60 days of the receipt by the Executive of the written notice of denial of the claim, the Executive may file a written request with the Company that it conduct a full and fair review of the denial of the Executive’s claim for benefits. The Executive’s written request must include a statement of the grounds on which the Executive appeals the original claim denial. The Company shall deliver to the Executive a written decision on the claim promptly, but not later than 60 days after the receipt of the Executive’s request for review, except that if there are special circumstances that require an extension of time for processing, the 60-day period shall be extended to 120 days, in which case written notice of the extension shall be furnished to the Executive prior to the end of the 60-day period.

(iii) Exhaustion of Remedies. No action at law or equity shall be brought to recover benefits under this Agreement unless the action is commenced within 2 years after the occurrence of the loss for which a claim is made. Except as required by applicable law, no action at law or equity shall be brought to recover a benefit under this Agreement unless and until the claimant has: (1) submitted a claim for benefits, (2) been notified by the Company that the benefits (or a portion thereof) are denied, (3) filed a written request for a review of denial with the Company, and (4) been notified in writing that the denial has been affirmed.

(e) Separation from Service. For purposes of this Agreement, “Separation from Service” shall mean termination of employment with the Company. Whether a Separation from Service has occurred is based on whether the facts and circumstances indicate that the Executive and the Company reasonably anticipate that no further services would be performed after a certain date. A Separation from Service will not be deemed to have occurred if the bona fide level of services performed for the Company (whether as an employee or an independent contractor) is at an annual rate that is 50% or more of the bona fide services performed for the Company, on average, during the immediately preceding 36-month period (or the full period of service with the Company, if less than 36 months); provided, however, that a Separation from Service will be deemed to have occurred if the bona fide level of services performed for the Company (whether as an employee or an independent contractor) is reduced to an annual rate that is less than 20% of the bona fide services performed for the Company, on average, during the immediately preceding 36-month period (or the full period of service with the Company, if less than 36 months).

In addition to the foregoing, a Separation from Service will not be deemed to have occurred while the Executive is on military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed 6 months, or if longer, so long as the Executive’s right to reemployment with the Company is provided either by statute or contract. If the period of leave exceeds 6 months and the Executive’s right to reemployment is not provided either by statute or contract, then the Executive is deemed to have Separated from Service on the first day immediately following such 6-month period.

For the purposes of this subsection (e) only, the term Company shall means the Company and its entire controlled group within the meaning of Code Section 414(b) and 414(c), using a 50% standard instead of the 80% standard outlined in Treasury regulations interpreting Code Section 409A.

(f) Severability. The provisions of this Agreement shall be regarded as severable, and if any provisions or any part of this Agreement are declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remainder of such provisions or parts and the applicability of this Section shall not be affected thereby.

(g) Governing Law. This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of California without regard to its principles of conflict of laws to the extent not preempted by ERISA. This Agreement is intended to be compliant with Section 409A of the Code, and any noncompliant provision is void or deemed amended to comply with Section 409A of the Code. The Company does not guarantee or warrant the tax consequences of this Agreement, and the Executive shall in all cases be liable for any taxes due with respect to this Agreement.

(h) Notices. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered by messenger or in person, or when mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

If to the Company:	Safeway Inc.
5918 Stoneridge Mall Road
Pleasanton, CA 94588-3229
Attention: Corporate Secretary

If to the Executive:	Steven A. Burd
c/o Safeway Inc.
5918 Stoneridge Mall Road
Pleasanton, CA 94588-3229

or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

(i) Binding Nature. Nothing in this Agreement shall prevent the consolidation of the Company with, or its merger into, any other corporation, or the sale by the Company of all or substantially all of its properties or assets; and this Agreement shall inure to the benefit of, be binding upon and be enforceable by, any successor surviving or resulting corporation, or other entity to which such assets shall be transferred. Unless otherwise agreed to by the Executive, the Company shall require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive (such agreement not to be unreasonably withheld or delayed), to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. This Agreement shall not otherwise be assigned by the Company. As used in this Agreement, “Company” shall mean the Company as previously defined and any successor or assign to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this paragraph or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law. This Agreement shall not be terminated by the voluntary or involuntary dissolution of the Company.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

Safeway Inc.

By:	/s/ Robert A. Gordon
Robert A. Gordon, Senior Vice President

Date: 12/15/08

Executive

By:	/s/ Steven A. Burd
Steven A. Burd

Date: 12/15/08

EXHIBIT A

OFFSET FOR BENEFIT PAYABLE UNDER

THE RETIREMENT RESTORATION PLAN OF SAFEWAY INC.

Part I – Introduction

This Appendix A describes the method for determining the amount of the offset with respect to the Retirement Restoration Plan of Safeway Inc., which was frozen as of December 31, 2004. This Part I narrative is only a summary of the formula set forth in Part II below. However, the formula in Part II and the terms of the Plan control, and not this Part I narrative.

The Retirement Restoration Plan offset is equal to the amount of the benefit that would have been earned and accrued under the Retirement Plan as of 12/31/04 in the absence of the limitations of Code Sections 401(a)(17) and 415 and in the absence of any limitation on the recognition of compensation deferred under the Safeway Executive Deferred Compensation Plan, less the benefit actually earned and accrued under the Retirement Plan as of 12/31/04. In each case (i.e., in the determination of the hypothetical unlimited and actual limited benefits) the greater of the cash balance benefit and the grandfather benefit is selected.

The method described above is represented by the formulas which follow in Part II of this Appendix A.

Part II – Offset Formula

The offset shall be determined as the greater of A) and B) minus the greater of C) and D), subject to the definitions in E):

A)	Unlimited cash balance accrued through 12/31/2004

RRPCB12312004 x (1 + CBIR2005)M2005 x (1 + CBIR2006) M2006 x (1 + CBIR2007) M2007 x (1 + CBIR2008) M2008 x

(1 + CBIR 2009) M2009 x (1 + CBIR2010) M2010 x (1 + CBIR2011) M2011 x (1 + CBIR2012 ) M2012 x (1 + CBIR2013) M2013 x

(1 + CBIR2014) M2014 x (1 + CBIR2015) M2015 x (1 + CBIR2016) M2016 x (1 + CBIR2017) M2017 x (1 + CBIR2018) M2018 x

(1 + CBIR2019) M2019 x (1 + CBIR2020) M2020 x (1 + CBIR2021 ) M2021 x (1 + CBIR2022) M2022 x (1 + CBIR2023) M2023 x

(1 + CBIR2024) M2024 x (1 + CBIR2025) M2025 x (1 + CBIR2026) M2026 x (1 + CBIR2027) M2027 x (1 + CBIR2028) M2028 x

(1 + CBIR2029) M2029 x (1 + CBIR2030) M2030 x (1 + CBIR2031 ) M2031 x (1 + CBIR2032) M2032 x (1 + CBIR2033) M2033 x

(1 + CBIR2034) M2034 x (1 + CBIR2035) M2035 / SLAF

B)	Unlimited transition benefit accrued through 12/31/2004

RRPAB12312004 x (1 + ABIR2005)M2005 x (1 + ABIR2006) M2006 x (1 + ABIR2007) M2007 x (1 + ABIR2008) M2008 x

(1 + ABIR 2009) M2009 x (1 + ABIR2010) M2010 x (1 + ABIR2011) M2011 x (1 + ABIR2012 ) M2012 x (1 + ABIR2013) M2013 x

(1 + ABIR2014) M2014 x (1 + ABIR2015) M2015 x (1 + ABIR2016) M2016 x (1 + ABIR2017) M2017 x (1 + ABIR2018) M2018 x

(1 + ABIR2019) M2019 x (1 + ABIR2020) M2020 x (1 + ABIR2021 ) M2021 x (1 + ABIR2022) M2022 x (1 + ABIR2023) M2023 x

(1 + ABIR2024) M2024 x (1 + ABIR2025) M2025 x (1 + ABIR2026) M2026 x (1 + ABIR2027) M2027 x (1 + ABIR2028) M2028 x

(1 + ABIR2029) M2029 x (1 + ABIR2030) M2030 x (1 + ABIR2031 ) M2031 x (1 + ABIR2032) M2032 x (1 + ABIR2033) M2033 x

(1 + ABIR2034) M2034 x (1 + ABIR2035) M2035 x 0.12 + RRPBB12312004 x BBERF

C)	Qualified cash balance accrued through 12/31/2004

QUALCB12312004 x (1 + CBIR2005)M2005 x (1 + CBIR2006) M2006 x (1 + CBIR2007) M2007 x (1 + CBIR2008) M2008 x

(1 + CBIR 2009) M2009 x (1 + CBIR2010) M2010 x (1 + CBIR2011) M2011 x (1 + CBIR2012 ) M2012 x (1 + CBIR2013) M2013 x

(1 + CBIR2014) M2014 x (1 + CBIR2015) M2015 x (1 + CBIR2016) M2016 x (1 + CBIR2017) M2017 x (1 + CBIR2018) M2018 x

(1 + CBIR2019) M2019 x (1 + CBIR2020) M2020 x (1 + CBIR2021 ) M2021 x (1 + CBIR2022) M2022 x (1 + CBIR2023) M2023 x

(1 + CBIR2024) M2024 x (1 + CBIR2025) M2025 x (1 + CBIR2026) M2026 x (1 + CBIR2027) M2027 x (1 + CBIR2028) M2028 x

(1 + CBIR2029) M2029 x (1 + CBIR2030) M2030 x (1 + CBIR2031 ) M2031 x (1 + CBIR2032) M2032 x (1 + CBIR2033) M2033 x

(1 + CBIR2034) M2034 x (1 + CBIR2035) M2035 / SLAF

D)	Qualified transition benefit accrued through 12/31/2004

QUALAB12312004 x (1 + ABIR2005)M2005 x (1 + ABIR2006) M2006 x (1 + ABIR2007) M2007 x (1 + ABIR2008) M2008 x

(1 + ABIR 2009) M2009 x (1 + ABIR2010) M2010 x (1 + ABIR2011) M2011 x (1 + ABIR2012 ) M2012 x (1 + ABIR2013) M2013 x

(1 + ABIR2014) M2014 x (1 + ABIR2015) M2015 x (1 + ABIR2016) M2016 x (1 + ABIR2017) M2017 x (1 + ABIR2018) M2018 x

(1 + ABIR2019) M2019 x (1 + ABIR2020) M2020 x (1 + ABIR2021 ) M2021 x (1 + ABIR2022) M2022 x (1 + ABIR2023) M2023 x

(1 + ABIR2024) M2024 x (1 + ABIR2025 ) M2025 x (1 + ABIR2026) M2026 x (1 + ABIR2027) M2027 x (1 + ABIR2028) M2028 x

(1 + ABIR2029) M2029 x (1 + ABIR2030) M2030 x (1 + ABIR 2031) M2031 x (1 + ABIR2032) M2032 x (1 + ABIR2033) M2033 x

(1 + ABIR2034) M2034 x (1 + ABIR2035) M2035 x 0.12 + QUALBB12312004 x BBERF

E)	Definitions

•	RRPCB12312004 = $2,281,008.62

•	QUALCB12312004 = $389,092.19

•	RRPAB12312004 = $742,976.68

•	QUALAB12312004 = $200,739.58

•	CBIR2005 = 0.3986%

•	CBIR2006 = 0.3859%

•	CBIR2007 = 0.3827%

•	CBIR2008 = 0.3691%

•

CBIR2009 through CBIR2035 = the interest rate, which, when compounded monthly for 12 months equals the annual rate of return on 30-Year Treasury Securities as specified by the Commissioner of the Internal Revenue Service in revenue rulings, notices or other guidance published in the Internal Revenue Bulletin in effect during the November of the prior calendar year (e.g., November 2008 for CBIR2009)

•	ABIR2005 = (1.0177) (1/12) - 1

•	ABIR2006 = (1.0348) (1/12) - 1

•	ABIR2007 = (1.0488) (1/12) - 1

•	ABIR2008 = (1.0466) (1/12) - 1

•

ABIR2009 through ABIR2010 = the interest rate, which, when compounded monthly for 12 months equals the average of the twelve monthly averages of One-Year Treasury Constant Maturities as published in the Federal Reserve Statistical Release H.15(519) of the Board of Governors of the Federal Reserve System from December of the second prior calendar year to November of the first prior calendar year (e.g., December 2007 through November 2008 for ABIR2009)

•	M2005 = 12

•	M2006 = 12

•	M2007 = 12

•	M2008 = 12

•	M2009 through M2035 = the number of full calendar months during each calendar year which precede the annuity starting date under this Agreement

•

SLAF = the single lump sum actuarial present value of $1/year, paid in monthly installments on the first day of each month, under a mortality assumption using an interest rate equal to the CBIR for the calendar year in which the annuity starting date occurs and a mortality basis which is the mortality table specified under Section 417(e) of the Internal Revenue Code and such regulations or other published guidance as may be promulgated thereunder by the Secretary of the Treasury

•	RRPBB12312004 = $25,957.65

•	QUALBB12312004 = $2,927.01

•	BBERF = the applicable factor from the following table:

Age in completed years plus completed months at annuity starting date	BBERF
55	0.7500
55 1/12	0.7525
55 2/12	0.7550
55 3/12	0.7575
55 4/12	0.7600
55 5/12	0.7625
55 6/12	0.7650
55 7/12	0.7675
55 8/12	0.7700
55 9/12	0.7725
55 10/12	0.7750
55 11/12	0.7775
56	0.7800
56 1/12	0.7825
56 2/12	0.7850
56 3/12	0.7875
56 4/12	0.7900
56 5/12	0.7925
56 6/12	0.7950
56 7/12	0.7975
56 8/12	0.8000
56 9/12	0.8025
56 10/12	0.8050
56 11/12	0.8075
57	0.8100
57 1/12	0.8125
57 2/12	0.8150
57 3/12	0.8175
57 4/12	0.8200
57 5/12	0.8225
57 6/12	0.8250
57 7/12	0.8275
57 8/12	0.8300
57 9/12	0.8325
57 10/12	0.8350
57 11/12	0.8375
58	0.8400
58 1/12	0.8425
58 2/12	0.8450
58 3/12	0.8475
58 4/12	0.8500
58 5/12	0.8525
58 6/12	0.8550
58 7/12	0.8575

Age in completed years plus completed months at annuity starting date	BBERF
58 8/12	0.8600
58 9/12	0.8625
58 10/12	0.8650
58 11/12	0.8675
59	0.8700
59 1/12	0.8725
59 2/12	0.8750
59 3/12	0.8775
59 4/12	0.8800
59 5/12	0.8825
59 6/12	0.8850
59 7/12	0.8875
59 8/12	0.8900
59 9/12	0.8925
59 10/12	0.8950
59 11/12	0.8975
60	0.9000
60 1/12	0.9042
60 2/12	0.9083
60 3/12	0.9125
60 4/12	0.9167
60 5/12	0.9208
60 6/12	0.9250
60 7/12	0.9292
60 8/12	0.9333
60 9/12	0.9375
60 10/12	0.9417
60 11/12	0.9458
61	0.9500
61 1/12	0.9542
61 2/12	0.9583
61 3/12	0.9625
61 4/12	0.9667
61 5/12	0.9708
61 6/12	0.9750
61 7/12	0.9792
61 8/12	0.9833
61 9/12	0.9875
61 10/12	0.9917
61 11/12	0.9958
62 and above	1.0000